SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 26, 2019

CLEARSIGN COMBUSTION CORPORATION

(Exact name of registrant as specified in Charter)

Washington	001-35521	26-2056298
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

12870 Interurban Avenue South

Seattle, Washington 98168

(Address of Principal Executive Offices)

206-673-4848

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock	CLIR	The Nasdaq Stock Market LLC

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 26, 2019, ClearSign Combustion Corporation (the “Company”) entered into the Third Amendment to Lease (the “Lease Amendment”), dated July 18, 2019, to the lease dated August 19, 2011 (the “Original Lease”) with Boeing Employees’ Credit Union, the lessor of the Company’s corporate headquarters located at 12870 Interurban Avenue South, Seattle, Washington 98168.  The Amendment extended the term of the Lease for a period of three years and two months, beginning on April 1, 2020, and terminating on May 31, 2023 (the “Term”).  For the first two months of the Term the rent will be abated, although the Company will continue to be responsible for the payment of its proportionate share of expenses and taxes.  From June 1, 2020 through March 31, 2021, the Company will pay monthly rent in the amount of $13,524.00.  Thereafter, the monthly rent will increase on the first day of April of each succeeding year by approximately 3% until the end of the Term.  The remaining terms and conditions of the Lease remain the same.  The above summary is qualified in its entirety by reference to the Lease Amendment, which is included as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated by reference into this Item 1.01 in its entirety.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10.1 Third Amendment to Lease

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated August 28, 2019

CLEARSIGN COMBUSTION CORPORATION

By:	/s/ Brian G. Fike
Brian G. Fike
Interim Chief Financial Officer